                     Chase Manhattan Auto Owner Trust 1996-C
                         Statement to Certificateholders
                                 August 16, 1999


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                                            DISTRIBUTION IN DOLLARS
--------------------------------------------------------------------------------------------------------------------------------
             ORIGINAL          PRIOR                                                                                 CURRENT
               FACE          PRINCIPAL                                                     REALIZED   DEFERRED      PRINCIPAL
  CLASS        VALUE          BALANCE         PRINCIPAL      INTEREST          TOTAL        LOSSES    INTEREST       BALANCE
--------------------------------------------------------------------------------------------------------------------------------
   A1     225,000,000.00             0.00            0.00           0.00            0.00     0.00       0.00                0.00
   A2     239,000,000.00             0.00            0.00           0.00            0.00     0.00       0.00                0.00
   A3     324,000,000.00    74,074,391.40   15,739,955.27     367,285.52   16,107,240.79     0.00       0.00       58,334,436.13
   A4     178,000,000.00   178,000,000.00            0.00     912,250.00      912,250.00     0.00       0.00      178,000,000.00
   B1      30,938,845.63    15,297,262.71      503,548.62      79,673.24      583,221.86     0.00       0.00       14,793,714.09
--------------------------------------------------------------------------------------------------------------------------------
 TOTALS   996,938,845.63   267,371,654.11   16,243,503.89   1,359,208.76   17,602,712.65     0.00       0.00      251,128,150.22
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------       ------------------
                      FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                          PASS-THROUGH RATES
--------------------------------------------------------------------------------------       ------------------
                PRIOR                                                      CURRENT                     CURRENT
              PRINCIPAL                                                   PRINCIPAL          CLASS    PASS-THRU
 CLASS          FACTOR       PRINCIPAL      INTEREST        TOTAL          FACTOR                       RATE
--------------------------------------------------------------------------------------       ------------------
   A1         0.00000000     0.00000000    0.00000000     0.00000000        0.00000000         A1     5.489000%
   A2         0.00000000     0.00000000    0.00000000     0.00000000        0.00000000         A2     5.750000%
   A3       228.62466481    48.58010886    1.13359728    49.71370614      180.04455596         A3     5.950000%
   A4     1,000.00000000     0.00000000    5.12500000     5.12500000    1,000.00000000         A4     6.150000%
   B1       494.43547096    16.27561112    2.57518464    18.85079576      478.15985984         B1     6.250000%
--------------------------------------------------------------------------------------       ------------------
 TOTALS     268.19263316    16.29338044    1.36338228    17.65676273      251.89925272
-------------------------------------------------------------------------------------


 IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE
                          ADMINISTRATOR LISTED BELOW:

                                 Kimberly Costa
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-3247
                        Email: kimberly.k.costa@chase.com


[X]                             (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                     Chase Manhattan Auto Owner Trust 1996-C

                                 August 16, 1999
--------------------------------------------------------------------------------
                         STATEMENT TO CERTIFICATEHOLDERS

                             Due Period                                                    32
                             Due Period Beginning Date                               07/01/99
                             Due Period End Date                                     07/31/99
                             Determination Date                                      08/10/99

 Section 5.8(iii)        Servicing Fee                                             222,809.71
 Section 5.8(iii)        Servicing Fee per $1000                                     0.223494

 Section 5.8(iv)         Administration Fee                                          1,000.00
 Section 5.8(iv)         Administration Fee per $1000                                0.001003

 Section 5.8(vi)         Pool Balance at the end of the Collection Period      251,128,150.22

 Section 5.8(vii)        Repurchase Amounts for Repurchased Receivable
                         By Seller                                                       0.00
                         By Servicer                                               132,447.38
                         TOTAL                                                     132,447.38

 Section 5.8(viii)       Realized Net Losses for Collection Period                 157,254.88

 Section 5.8(ix)         Reserve Account Balance after Disbursement              7,533,844.51

 Section 5.8(x)          Specified Reserve Account Balance                       7,533,844.51

 Section 5.8(xi)         Total Distribution Amount                              18,217,674.07
                         Servicing Fee                                             222,809.71
                         Administration Fee                                          1,000.00
                         Noteholders Distribution Amount                        17,019,490.79
                         Certficateholders Distribution Amount                     583,221.86
                         Deposit to Reserve Account                                391,151.71